SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           September 11, 2008
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:                 (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005	34-6520107

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:                 (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As permitted by Treasury Regulation Section 1.409A-2(b)(7)(i), on September 11, 2008, Park-Ohio Holdings Corp. (the “Company”) delayed the vesting of (a) 48,470 restricted shares of the Company’s common stock held by the Company’s Chairman of the Board of Directors and Chief Executive Officer, Edward F. Crawford, and (b) 13,500 restricted shares of the Company’s common stock held by the Company’s President and Chief Operating Officer, Matthew V. Crawford, in each case that would have otherwise vested on September 12, 2008 because the Company anticipated that it would not be able to deduct the compensation expense related to such shares under Section 162(m) of the Internal Revenue Code. To effectuate this delayed vesting, on September 11, 2008, (a) Mr. E. Crawford exchanged his 48,470 shares of restricted stock for 48,470 restricted stock units and (b) Mr. M. Crawford exchanged his 13,500 shares of restricted stock for 13,500 restricted stock units. The restricted stock units granted to Mr. E. Crawford fully vested on September 12, 2008 and will be paid to Mr. E. Crawford in shares of the Company’s common stock when his employment with the Company is terminated in the future. The restricted stock units granted to Mr. M. Crawford fully vest on September 12, 2008 and will be paid to Mr. M. Crawford in future years in shares of the Company’s common stock when the deduction by the Company for such payment would not be prohibited under Section 162(m).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
Dated: September 17, 2008		Title:	Secretary

PARK-OHIO INDUSTRIES, INC.
	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
Dated: September 17, 2008		Title:	Secretary

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